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EXHIBIT 23.1

Consent of Independent Auditors

        We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 333-68923, 333-80045 and 333-43454 and Form S-8 Nos. 33-95168, 333-51547, 333-37814, 333-48706, 333-51136, 333-57752 and 333-91430) of PLC Systems Inc. of our report dated February 12, 2003 with respect to the consolidated financial statements and financial statement schedule of PLC Systems Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2002.

                      /s/ Ernst & Young LLP

Boston, Massachusetts
March 21, 2003

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Consent of Independent Auditors